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                                                                   EXHIBIT 16.1



August 28, 2001



Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, NW
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments on Item 4 of Form 8-K of Telecomunicaciones de Puerto Rico, Inc. dated August 28, 2001.

Yours truly,

Deloitte & Touche LLP

San Juan, Puerto Rico